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                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in this Form S-2 registration statement of our report dated March 22, 2002 with respect to the consolidated balance sheets of SanVision Technology Inc. as of December 31, 2000 and 2001 and the related consolidated statements of operations, stockholders' equity and cash flows for the years ended December 31, 1999, 2000 and 2001 included in the SVT Inc. Form 10-K for the year ended December 31, 2001, and all references to our Firm included in this Form S-2 registration statement.

                                              /s/ARTHUR ANDERSEN LLP

Philadelphia, Pennsylvania
    April 29, 2002